Exhibit 99.2

QUICKSILVER RESOURCES INC.
BIDDING PROCEDURES1
Introduction
Quicksilver Resources Inc. and its domestic subsidiaries (collectively, the “Debtors”)2 are debtors in possession in chapter 11 cases (jointly administered under Case No. 15-10585 (LSS)) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
By the Sale Motion, the Debtors sought approval of, among other things, the procedures (the “Bidding Procedures”) by which they will solicit and select the highest or otherwise best offer for the sale of substantially all or a portion of their assets (the “Assets”) either through one sale to a Successful Bidder (as defined below) or multiple sales to multiple Successful Bidders.
On [DATE], 2015, the Bankruptcy Court entered an order (the “Bidding Procedures Order”), which, among other things, approved the Bidding Procedures set forth below pursuant to which the Debtors will solicit bids for the purchase of substantially all or a portion of their Assets. The Bidding Procedures provide that the Debtors may also consider competing bids in the form of a chapter 11 plan of reorganization, subject to the requirements set forth herein (a “Chapter 11 Plan Bid”).
Key Dates
These Bidding Procedures provide interested parties with the opportunity to complete diligence, to submit competing bids for all or a portion of the Assets, and to participate in an auction to be conducted by the Debtors (the “Auction”).
The key dates for the sale process are as follows:

November 30, 2015 at 5:00 p.m. (prevailing Eastern Time)	Bid Deadline
December 9, 2015 at 10:00 a.m. (prevailing Central Time)	Auction
December 14, 2015 at 10:00 a.m. (prevailing Eastern Time)	Sale Hearing

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Debtors’ Motion for (I) an Order Establishing Bidding Procedures and Granting Related Relief and (II) an Order or Orders Approving the Sale of the Assets (the “Sale Motion”) or in the Purchase Agreement, as applicable.
2 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Quicksilver Resources Inc. [6163]; Barnett Shale Operating LLC [0257]; Cowtown Drilling, Inc. [8899]; Cowtown Gas Processing L.P. [1404]; Cowtown Pipeline Funding, Inc. [9774]; Cowtown Pipeline L.P. [9769]; Cowtown Pipeline Management, Inc. [9771]; Makarios Resources International Holdings LLC [1765]; Makarios Resources International Inc. [7612]; QPP Holdings LLC [0057]; QPP Parent LLC [8748]; Quicksilver Production Partners GP LLC [2701]; Quicksilver Production Partners LP [9129]; and Silver Stream Pipeline Company LLC [9384]. The Debtors’ address is 801 Cherry Street, Suite 3700, Unit 19, Fort Worth, Texas 76102.

Purchase Agreement
On [DATE], 2015, the Debtors filed a form asset purchase agreement (with certain ancillary agreements thereto, the “Purchase Agreement”), a true and correct copy of which is attached as Exhibit 1 hereto.3 Pursuant to the Purchase Agreement, and to the maximum extent permitted by section 363 of title 11 of the United States Code (the “Bankruptcy Code”), the Successful Bidder shall acquire the Assets (the “Acquired Assets”), free and clear of any and all Interests (as defined below), subject to certain other conditions.
Access to Debtors’ Diligence Materials.
To receive access to due diligence materials and to participate in the bidding process, an interested party must submit to the Debtors or already be bound by (i) an executed confidentiality agreement in form and substance satisfactory to the Debtors (which, for the avoidance of doubt, may be substantially in the form attached hereto as Exhibit 2), (ii) evidence demonstrating the party’s financial ability to consummate either a (x) a sale transaction for the Assets or (y) in the case of a Chapter 11 Plan Bid, a non-taxable recapitalization transaction pursuant to a chapter 11 plan of reorganization (any such transaction whether the type set forth in (x) or (y), an “Alternate Transaction”), and (iii) a statement that such party has a bona fide interest in purchasing all or some of the Assets.
A party who, in the Debtors’ reasonable discretion, satisfies the requirements set forth in the immediately preceding sentence for receiving access to diligence materials shall be a “Diligence Party.” As promptly as practicable after the Debtors determine that a party is a Diligence Party, the Debtors will deliver to the Diligence Party access to the Debtors’ confidential electronic data room. The Debtors will afford any Diligence Party the time and opportunity to conduct reasonable due diligence before the Bid Deadline (as defined below). Notwithstanding the foregoing, the Debtors reserve the right to withhold any diligence materials that the Debtors determine are sensitive or otherwise not appropriate for disclosure to a Diligence Party who the Debtors determine is a competitor of the Debtors or is affiliated with any competitor of the Debtors. Neither the Debtors nor their representatives shall be obligated to furnish information of any kind whatsoever to any person that is not determined to be a Diligence Party. The Debtors shall not exclude a party from diligence who has complied with subsections (i) and (ii) of the preceding paragraph, unless they have first consulted with the Consultation Parties (as defined below) regarding such determination.
All due diligence requests must be directed to Marcus Bellows of Houlihan Lokey at mbellows@HL.com.
Each Diligence Party and Qualified Bidder (as defined below) shall comply with all reasonable requests for additional information and due diligence access by the Debtors or their advisors regarding such Bidder and its contemplated transaction. Failure by a Diligence Party to comply with requests for additional information and due diligence access may be a basis for the Debtors to determine, in consultation with the Consultation Parties, that such bidder is not a Qualified

3 The Debtors intend to file the Purchase Agreement on the docket no later than 14 days before the hearing on the Sale Motion.

Bidder. Failure by a Qualified Bidder to comply with requests for additional information and due diligence access may be a basis for the Debtors to determine, in consultation with the Consultation Parties, that a bid made by such Qualified Bidder is not a Qualified Bid. The Debtors reserve the right, in their discretion, in consultation with the Consultation Parties, to permit a Diligence Party or Qualified Bidder to remedy any such failure to comply.
Indications of Interest
The Debtors reserve the right, in consultation with the Consultation Parties, to require Diligence Parties to submit written indications of interest specifying, among other things, the Assets proposed to be acquired, the amount and type of consideration to be offered, and any other material terms to be included in a bid by such party. A Diligence Party that fails to comply with any such request by the Debtors, in the Debtors’ discretion and in consultation with the Consultation Parties, may not be provided further diligence access or be permitted to participate further in the auction process. The Debtors also reserve the right to exclude any Diligence Party (prior to its submission of a Qualified Bid) from continuing in the auction process if the Debtors determine, in consultation with the Bid Consultation Parties, that the consideration proposed to be paid by such Diligence Party is insufficient.
Auction Qualification Process
To be eligible to participate in the Auction, each offer, solicitation, or proposal (each, a “Bid”), and each party submitting such a Bid (each, a “Bidder”) must satisfy each of the conditions set forth below, as determined by the Debtors. A Bid will not be considered qualified for the Auction if such Bid does not satisfy each of the following conditions:

(a)
Good Faith Deposit: Each Bid for all or a portion of the Assets and each Chapter 11 Plan Bid must be accompanied by a deposit (a “Good Faith Deposit”) submitted by wire transfer of immediately available funds to an account identified by the Debtors. Each Good Faith Deposit must equal (1) in the case of a Bid for all or a portion of the Assets, the amount of five percent (5%) of the purchase price contained in the Modified Purchase Agreement (as defined below), (2) in the case of a Chapter 11 Plan Bid, the amount of five percent (5%) of the amount of the cash payments contemplated by such Bid, or (3) for any Bid or Chapter 11 Plan Bid, such other amount as the Debtors determine, in consultation with the Consultation Parties; provided, however, that any party submitting a Bid primarily composed of a credit bid pursuant to Bankruptcy Code section 363(k) shall not be required to submit a Good Faith Deposit.

(b)
Bids for Portions of the Assets: A Bid may offer to purchase all or substantially all of the Debtors’ Assets or only a portion of the Assets. The Debtors may, in consultation with the Consultation Parties, waive or modify the application of the Qualified Bid conditions in respect of Bids for a portion of the Assets, including, inter alia, the amount of the Good Faith Deposit.

(c)	Same or Better Terms: To the extent a Stalking Horse Bidder is selected, each subsequent Bid for any Assets subject to the Stalking Horse Agreement (alone or combined with Bids for other Assets subject to the Stalking Horse Agreement) must be on terms that, in the Debtors’ business judgment, in consultation with the Bid Consultation Parties, are the same or better than the terms of the Stalking Horse Agreement.

(d)
Executed Agreement: Each Bid (other than a Chapter 11 Plan Bid) must be based on the Purchase Agreement and must include executed transaction documents, signed by an authorized representative of such Bidder, pursuant to which the Bidder proposes to effectuate an Alternate Transaction (the “Modified Purchase Agreement”). A Bid (other than a Chapter 11 Plan Bid) shall also include a copy of the Purchase Agreement marked against the Modified Purchase Agreement to show all changes requested by the Bidder (including those related to purchase price).

A Chapter 11 Plan Bid must be accompanied by an executed investment agreement, signed by an authorized representative of such Bidder, pursuant to which the Bidder proposes to effectuate an Alternate Transaction (the “Investment Agreement”). Such Investment Agreement must provide for a fully-committed investment of capital in exchange for substantially all of the equity of the reorganized Debtors in a non-taxable recapitalization transaction effectuated pursuant to a chapter 11 plan of reorganization.

(e)
Designation of Assigned Contracts and Leases, Payment of Cure Amounts: A Bid must identify any and all executory contracts and unexpired leases of the Debtors that the Bidder wishes to have assumed and, with respect to any Bid that is not a Chapter 11 Plan Bid, assigned to it at closing and provide for the payment of all cure amounts payable with respect to such contracts and leases under the Bankruptcy Code.

(f)
Corporate Authority: A Bid must include written evidence reasonably acceptable to the Debtors demonstrating appropriate corporate authorization to consummate the proposed Alternate Transaction, provided that, if the Bidder is an entity specially formed for the purpose of effectuating the Alternate Transaction, then the Bidder must furnish written evidence reasonably acceptable to the Debtors of the approval of the Alternate Transaction by the equity holder(s) of such Bidder.

(g)
Disclosure of Identity of Bidder: A Bid must fully disclose the identity of each entity that will be bidding for or purchasing the Assets or otherwise participating in connection with such Bid (including any equity holder or other financial backer if the Bidder is an entity specifically formed for the purpose of effectuating the Alternate Transaction), and the complete terms of any such participation, including any binding agreements, arrangements, or understandings concerning a collaborative or joint bid or any other combination concerning the proposed Bid.

(h)
Proof of Financial Ability to Perform: A Bid must include written evidence that the Debtors reasonably conclude, in consultation with their advisors and the Bid Consultation Parties (as defined below), demonstrates that the Bidder has the necessary financial ability to (i) close the Alternate Transaction and (ii) provide adequate assurance of future performance under all contracts to be assumed and assigned in such Alternate Transaction. Such information must include, inter alia, the following:

(1)	contact names and numbers for verification of financing sources;

(2)
evidence of the Bidder’s internal resources and proof of unconditional debt funding commitments from a recognized financial institution and, if applicable, equity commitments in an aggregate amount equal to the cash portion of such Bid (including, if applicable, the Bidder’s payment of cure amounts) or the posting of an irrevocable letter of credit from a recognized banking institution issued in favor of the Debtors in such amount, in each case, as are needed to close the Alternate Transaction;

(3)	the Bidder’s current financial statements (audited if they exist) or other similar financial information reasonably acceptable to the Debtors;

(4)	a description of the Bidder’s pro forma capital structure; and

(5)
any such other form of financial disclosure or credit-quality support information or enhancement reasonably requested by the Debtors, in consultation with the Bid Consultation Parties, demonstrating that such Bidder has the ability to close the Alternate Transaction.

(i)
Regulatory and Third Party Approvals: A Bid must set forth each regulatory and third-party approval required for the Bidder to consummate the Alternate Transaction, if any, and the time period within which the Bidder expects to receive such regulatory and third-party approvals (and in the case that receipt of any such regulatory or third-party approval is expected to take more than thirty (30) days following execution and delivery of the Modified Purchase Agreement or Investment Agreement, those actions the Bidder will take to ensure receipt of such approval(s) as promptly as possible).

(j)	Contingencies: Each Bid may not be conditioned on obtaining financing or any internal approval, or on the outcome or review of due diligence.

(k)
Irrevocable: Each Bid must expressly provide that (1) the Bidder is prepared to consummate the transaction set forth in the Modified Purchase Agreement promptly following entry of the Sale Order and satisfaction of the closing conditions (if any) set forth in the Modified Purchase Agreement, and (2) the offer reflected in such Bid shall remain open and irrevocable until the conclusion of the Auction, provided that if such Bid is accepted as the Successful Bid or the Backup Bid (each as defined herein), such Bid shall continue to remain open and irrevocable as provided under “Closing the Auction; Successful Bidder” and “Backup Bidder” below.

(l)
Purchase Price Allocation: Each Bid must specify the portion of the aggregate purchase price thereunder that is being allocated to each of the Barnett Shale Asset (and, if the Bid is for only a portion of the Barnett Shale Asset, the price being allocated to the Lake Arlington (including Village Creek), Hill County, Cowtown or Alliance assets within the Barnett Shale Asset), the West Texas Asset, and the intercompany note between Quicksilver Resources Inc. and Quicksilver Resources Canada Inc. (the “Intercompany Note”). As used herein, “Barnett Shale Asset” and “West Texas Asset,” shall have the meanings given to them in the Form 10-K filed by Quicksilver Resources Inc. with the U.S. Securities and Exchange Commission for the year ended December 31, 2014.

(m)
Bid Deadline: Each Bid must be received by each of the following parties, in writing, on or before November 30, 2015 at 5:00 p.m. (prevailing Eastern Time) or such earlier date as may be designated by the Debtors in consultation with the Consultation Parties (the “Bid Deadline”): (1) the Debtors, Quicksilver Resources Inc., 801 Cherry St., Suite 3700, Unit 19, Fort Worth, TX 76102, Attn: Glenn Darden, CEO (gdarden@qrinc.com), Vanessa Gomez LaGatta, CFO (vgomez@qrinc.com), and John Little, SAO (jolittle@deloitte.com); (2) counsel for the Debtors, Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, TX 75201, Attn: Sarah Link Schultz, Esq. (sschultz@akingump.com) and Stephen B. Kuhn, Esq. (skuhn@akingump.com); (3) investment banker for the Debtors, Houlihan Lokey, 245 Park Avenue, 20th Floor, New York, NY 10167, Attn: John-Paul Hanson (jhanson@hl.com) and Adam Dunayer (adunayer@hl.com); (4) counsel for the Official Committee of Unsecured Creditors (the “Committee”), Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attn: Andrew N. Rosenberg, Esq. (arosenberg@paulweiss.com) and Elizabeth McColm, Esq. (emccolm@paulweiss.com); (5) counsel for the First Lien Agent, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Steven M. Fuhrman, Esq. (sfuhrman@stblaw.com); (6) counsel for the Second Lien Agent (as defined below), Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, NY 10022, Attn: Mitchell A. Seider, Esq. (mitchell.seider@lw.com) and David Hammerman, Esq. (david.hammerman@lw.com); (7) counsel for the Second Lien Indenture Trustee, Emmet, Marvin & Martin LLP, 120 Broadway, 32nd Floor, New York NY 10271, Attn: Edward P. Zujkowski, Esq. (ezujkowski@emmetmarvin.com) and Thomas Pitta, Esq. (tpitta@emmetmarvin.com); and (8) counsel for the Ad Hoc Group of Second Lienholders, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, NY 10005, Attn: Dennis F. Dunne, Esq. (ddunne@milbank.com) and Samuel A. Khalil, Esq. (skhalil@milbank.com).

A Bid received from a Bidder on or before the Bid Deadline that meets the requirements set forth above for the applicable Assets shall constitute a “Qualified Bid” for such Assets, and such Bidder shall constitute a “Qualified Bidder” for such Assets. Notwithstanding anything else contained herein, the Second Lien Parties4 shall have the right, subject in all respects to the Bankruptcy Code and other applicable law, to credit bid all or any portion of their allowed secured claims pursuant to Bankruptcy Code section 363(k) or other applicable law, in

4 As defined in the Final Order Under 11 U.S.C. §§ 105, 361, 362, 363 and 507, and Bankruptcy Rules 2002, 4001 and 9014 (I) Authorizing Debtors to Use Cash Collateral and (II) Granting Adequate Protection to Prepetition Secured Parties [D.I. 307] (the “Final Cash Collateral Order”).

accordance with the applicable provisions of the Second Lien Secured Debt Documents5 and the Intercreditor Agreement6, and any such credit bid shall be deemed a Qualified Bid to the extent it otherwise complies with the requirements set forth above under the heading “Auction Qualification Process,” the Intercreditor Agreement and the Bankruptcy Code and subject to the rights of the Committee as set forth in paragraph 8 of the Bidding Procedures Order.
Stalking Horse Bids
Subject to the provisions set forth herein and in consultation with the Consultation Parties, the Debtors reserve the right, at any time before December 1, 2015, to enter into a purchase agreement (the “Stalking Horse Agreement”), subject to higher or otherwise better offers at the Auction, with any Qualified Bidder that submits a Qualified Bid (the “Stalking Horse Bidder”) acceptable to the Debtors, in consultation with the Consultation Parties, to establish a minimum Qualified Bid at the Auction.  The Stalking Horse Agreement may contain certain customary terms and conditions, including expense reimbursement and a break-up fee in favor of the Stalking Horse Bidder (the “Bid Protections”) in amounts to be determined by the Debtors in consultation with the Consultation Parties.  To the extent the Debtors enter into a Stalking Horse Agreement, the Debtors shall seek expedited approval of their entry into such agreement and any Bid Protections included therein together with the terms and conditions under which such Bid Protections would be payable to the Stalking Horse Bidder, on no less than seven (7) days’ notice (the “Stalking Horse Hearing”).  The Debtors shall serve notice of the Stalking Horse Agreement and the Stalking Horse Hearing on all parties on the Debtors’ Rule 2002 Notice List, all parties expressing interest in the Assets and all parties holding liens on the Assets (each, a “Stalking Horse Notice”).  Each Stalking Horse Notice will include (i) the identity of the proposed Stalking Horse Bidder, (ii) a summary of the key terms of the Stalking Horse Agreement, (iii) a summary of the type and amount of Bid Protections, if any, proposed to be afforded to the Stalking Horse Bidder, and (iv) a correct and complete copy of the Stalking Horse Agreement.  At least five (5) days prior to the Auction, the Debtors shall distribute complete and correct copies of the Stalking Horse Agreement(s), if any, to each of the other Qualified Bidders. Notwithstanding anything herein or in the Bidding Procedures Order to the contrary, all parties in interest shall have the right, at any time before the start of the Stalking Horse Hearing, to object to the designation of a Stalking Horse Bidder, the provision of Bid Protections to such Stalking Horse Bidder and the terms and conditions under which such Bid Protections would be payable to the Stalking Horse Bidder.
Any Stalking Horse Agreement executed by the Debtors and the transactions contemplated thereby will be deemed a Qualified Bid for all purposes, and any Stalking Horse Bidder party to a Stalking Horse Agreement executed by the Debtors will be deemed to be Qualified Bidder.
Other than as provided by order of the Bankruptcy Court prior to entry of the Bidding Procedures Order, no party submitting a Bid shall be entitled to a break-up fee or expense reimbursement except for the Bid Protections for any Stalking Horse Bidder that are approved by the Bankruptcy Court. Any substantial contribution claims by any Bidder are deemed waived.

5 As defined in the Final Cash Collateral Order.
6 As defined in the Final Cash Collateral Order.

Highest or Otherwise Best Bid
Whenever these Bidding Procedures refer to the highest or otherwise best Qualified Bid, such determination shall take into account any factors the Debtors, in consultation with the Bid Consultation Parties, reasonably deem relevant to the value of the Qualified Bid to the estates and may include, but are not limited to, the following (i) the amount and nature of the consideration, including any Assumed Liabilities (as defined in the Purchase Agreement); (ii) the number, type and nature of any changes to the Purchase Agreement requested by each Qualified Bidder; (iii) the extent to which such modifications are likely to delay closing of the sale of the Assets and the cost to the Debtors of such modifications or delay; (iv) the likelihood of the Qualified Bidder being able to close the proposed transaction (including obtaining any required regulatory approvals) and the timing thereof; and (v) the net benefit to the Debtors’ estates (collectively, the “Bid Assessment Criteria”).
Auction
If two or more Qualified Bids for the same Assets are received by the Bid Deadline, the Debtors will conduct the Auction to determine the highest or otherwise best Qualified Bid. If less than two Qualified Bids are received by the Bid Deadline with respect to any portion of the Assets, the Debtors shall not conduct the Auction with respect to such Assets. If only one Qualified Bid is received with respect to all or a portion of the Assets, the Debtors may, after consultation with the Consultation Parties, designate such Qualified Bid as a Successful Bid. Only Qualified Bidders may participate in the Auction.
Procedures for Auction
The Auction shall take place on December 9, 2015 at 10:00 a.m. (prevailing Central Time) at the offices of counsel for the Debtors, Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Ave., Suite 4100, Dallas, Texas 75201, or such other place and time as the Debtors shall notify all Qualified Bidders and the Consultation Parties. The Auction shall be conducted according to the following procedures:
Only the Debtors, the Consultation Parties, the Stalking Horse Bidder(s) (if any), any other Qualified Bidders, and/or other party as the Debtors may determine to include in their discretion, in each case along with their representatives and advisors, shall be entitled to attend the Auction (such attendance to be in person) and only Qualified Bidders will be entitled to make any Overbids (as defined below) at the Auction.
The Debtors Shall Conduct the Auction.
The Debtors and their advisors shall direct and preside over the Auction, which shall be transcribed. Other than as expressly set forth herein, the Debtors (in consultation with the Consultation Parties or, to the extent provided herein, the Bid Consultation Parties) may conduct the Auction in the manner they determine will result in the highest or otherwise best offer for any of the Assets. The Debtors shall use their best efforts to, at least 24 hours prior to commencement of the Auction, provide the Consultation Parties and each Qualified Bidder participating in the Auction with a copy of the Modified Purchase Agreement associated with the highest or otherwise best Qualified Bid with respect to the Assets for which such Qualified Bidder is bidding, as determined by the Debtors in consultation with the Bid Consultation Parties (such highest or otherwise best Qualified Bid, the “Auction Baseline Bid”). In the event that the Debtors enter into a Stalking Horse Agreement with respect to any Assets, such Stalking Horse Agreement shall be the Auction Baseline Bid with respect to such Assets. At the start of the Auction, the Debtors shall describe the material terms of the Auction Baseline Bid and each Qualified Bidder participating in the Auction must confirm that (a) it has not engaged in any collusion with respect to the bidding or sale of any of the Assets described herein, (b) it has reviewed, understands, and accepts the Bidding Procedures, (c) it has consented to the core jurisdiction of the Bankruptcy Court (as described more fully below), and (d) its Qualified Bid is a good faith bona fide offer that it intends to consummate if selected as the Successful Bidder.
Credit Bidding by Second Lien Parties.
Notwithstanding anything else contained herein, the Second Lien Parties shall have the right, subject in all respects to the Bankruptcy Code and other applicable law, to credit bid all or any portion of their allowed secured claims at the Auction pursuant to Bankruptcy Code section 363(k) or other applicable law, in accordance with the applicable provisions of the Second Lien Secured Debt Documents; provided that such Bid otherwise complies with these Bidding Procedures, the Intercreditor Agreement and the Bankruptcy Code and subject to the rights of the Committee as set forth in paragraph 8 of the Bidding Procedures Order.
Terms of Overbids.
An “Overbid” is any bid made at the Auction, in accordance with the requirements set forth herein, subsequent to the Debtors’ announcement of the respective Auction Baseline Bid. To submit an Overbid for purposes of this Auction, a Bidder must comply with the following conditions:

(a)
Minimum Overbid Increments: The initial Overbid, if any, shall provide for total consideration to the Debtors with a value that exceeds the value of the consideration under the Auction Baseline Bid by an incremental amount that is not less than the sum of (x) $500,000 (the “Minimum Overbid Increment”) plus (y) in the event that the Debtors have entered into a Stalking Horse Agreement with respect to the Assets to which the Overbid relates, the aggregate amount of any Bid Protections under such Stalking Horse Agreement, and each successive Overbid shall exceed the then-existing Overbid by an incremental amount that is not less than the Minimum Overbid Increment. The Debtors reserve the right, in consultation with the Bid Consultation Parties, to announce reductions or increases in the Minimum Overbid Increment at any time during the Auction. Additional consideration in excess of the amount set forth in the respective Auction Baseline Bid may include (i) cash and/or noncash consideration, provided, however, that the value for such non-cash consideration shall be determined by the Debtors in their reasonable business judgment in consultation with the Bid Consultation Parties, and (ii) in the case of a Bid by the Second Lien Parties, a credit bid of up to the full amount of the such secured creditors’ secured claim, subject to the terms of the Intercreditor Agreement and the Bankruptcy Code.

(b)
Remaining Terms Are the Same as for Qualified Bids: Except as modified herein, an Overbid at the Auction must comply with the conditions for a Qualified Bid set forth above, provided, however, that the Bid Deadline shall not apply. Any Overbid must include, in addition to the amount and the form of consideration of the Overbid, a description of all changes requested by the Bidder to the Purchase Agreement, Modified Purchase Agreement or Investment Agreement, as the case may be, in connection therewith. For the avoidance of doubt, any Overbid shall be irrevocable and shall remain open and binding on the Bidder in accordance with these Bidding Procedures and the conditions for a Qualified Bid.

At the Debtors’ discretion, to the extent not previously provided (which shall be determined by the Debtors in consultation with the Bid Consultation Parties), a Bidder submitting an Overbid at the Auction must submit, as part of its Overbid, written evidence (in the form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtors), as the Debtors, in their reasonable business judgment in consultation with the Bid Consultation Parties, may request, demonstrating such Bidder’s ability to consummate the Alternate Transaction proposed by such Overbid.
Announcement and Consideration of Overbids.

(a)
Announcement of Overbids: A Bidder submitting an Overbid at the Auction shall announce at the Auction the material terms of such Overbid, including the total amount and type of consideration offered in such Overbid.

(b)
Consideration of Overbids: The Debtors reserve the right, in their reasonable business judgment in consultation with the Consultation Parties, to make one or more continuances of the Auction to, among other things: facilitate discussions between the Debtors and individual Qualified Bidders; allow individual Qualified Bidders to consider how they wish to proceed; and give Qualified Bidders the opportunity to provide the Debtors with such additional evidence as the Debtors, in their reasonable business judgment in consultation with the Bid Consultation Parties, may require, that the Qualified Bidder has sufficient internal resources, or has received sufficient non-contingent debt and/or equity funding commitments, to consummate the proposed Alternate Transaction at the prevailing Overbid amount; provided that, to the extent the Debtors determine to request that any Qualified Bidder increase the amount of their Good Faith Deposit, the Debtors first shall consult with the Bid Consultation Parties before making such request.

Additional Procedures.
The Debtors (in consultation with the Consultation Parties), in the exercise of their fiduciary duties for the purpose of maximizing value for their estates from the sale process, may modify the Bidding Procedures and implement additional procedural rules for conducting the Auction. Specifically, among other things, the Debtors, in consultation with the Bid Consultation Parties, may determine to select more than one Successful Bid and more than one Successful Bidder (and/or more than one Backup Bid and more than one Backup Bidder, in which event such Backup Bids may provide for groupings of Assets that are different from the groupings of Assets reflected in the Successful Bid(s)) for separate portions of the Assets.
Consent to Jurisdiction as Condition to Bidding.
All Qualified Bidders shall be deemed to have consented to the core jurisdiction of the Bankruptcy Court to enter an order or orders, which shall be binding in all respects, in any way related to the Debtors, their chapter 11 cases, the Bidding Procedures, the Purchase Agreement, the Auction, or the construction and enforcement of documents relating to any Alternate Transaction and waived any right to a jury trial in connection with any disputes relating to the Debtors, their chapter 11 cases, the Bidding Procedures, the Purchase Agreement, the Auction, or the construction and enforcement of documents relating to any Alternate Transaction.
Sale Is As Is/Where Is.
Any of the Assets sold pursuant to the Bidding Procedures shall be sold free and clear of all liens claims and encumbrances as permitted by Bankruptcy Code section 363(f) other than any Assumed Liabilities and conveyed at Closing in their then-present condition, “AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED”, except to the extent set forth in the definitive agreement for the Successful Bid, if applicable.
Closing the Auction; Successful Bidder.
The Auction shall continue until there is only one Qualified Bid for the Assets that the Debtors determine in their reasonable business judgment, in consultation with the Bid Consultation Parties, is the highest or otherwise best Qualified Bid at the Auction. Thereafter, the Debtors shall select such Qualified Bid, in consultation with the Bid Consultation Parties, as the overall highest or otherwise best Qualified Bid (such Bid, the “Successful Bid,” and the Bidder submitting such Successful Bid, the “Successful Bidder”). In making this decision, the Debtors shall consider the Bid Assessment Criteria.
The Auction shall close when the Successful Bidder(s) submits fully executed sale and transaction documents or a fully executed Investment Agreement, as applicable, memorializing the terms of the Successful Bid(s).
Promptly following the Debtors’ selection of the Successful Bid(s) and the conclusion of the Auction, the Debtors shall announce the Successful Bid(s) and Successful Bidder(s) and shall file with the Bankruptcy Court notice of the Successful Bid(s) and Successful Bidder(s).
The Debtors shall not consider any Bids submitted after the conclusion of the Auction. The Successful Bidder(s) shall be required to keep the Successful Bid(s) open and irrevocable until the closing of the transactions contemplated thereby.
Backup Bidder.
Notwithstanding anything in the Bidding Procedures to the contrary, the Qualified Bid for the Assets that the Debtors determine in their reasonable business judgment, in consultation with the Bid Consultation Parties, is the next highest or otherwise best Qualified Bid at the Auction after the Successful Bid, will be designated as the “Backup Bid” and the Bidder submitting such Backup Bid, the “Backup Bidder.” The Backup Bidder shall be required to keep the Backup Bid open and irrevocable until the earlier of 5:00 p.m. (prevailing Eastern Time) on the date that is eighty (80) days after the date of entry of the Sale Order (the “Outside Backup Date”) or the closing of the transaction with the Successful Bidder (defined herein).
Following entry of the Sale Order, if the Successful Bidder fails to consummate the Successful Bid, the Debtors may, in consultation with the Bid Consultation Parties, designate the Backup Bid to be the new Successful Bid and the Backup Bidder to be the new Successful Bidder, and the Debtors will be authorized, but not required, to consummate the transaction with the Backup Bidder without further order of the Bankruptcy Court. In such case of a breach or failure to perform on the part of the Successful Bidder, the defaulting Successful Bidder’s deposit shall be forfeited to the Debtors. The Debtors specifically reserve the right to seek all available damages, including specific performance, from any defaulting Successful Bidder (including any Backup Bidder designated as a Successful Bidder) in accordance with the terms of the Bidding Procedures.
Return of Good Faith Deposits
The Good Faith Deposits of all Qualified Bidders shall be held in one or more accounts by the Debtors, but shall not become property of the Debtors’ estates; provided, however, that the Good Faith Deposit of any Successful Bidder (including any Backup Bidder that becomes a Successful Bidder) may be forfeited to the Debtors or credited towards the purchase price set forth in the Successful Bid, in either case as provided in these Bidding Procedures. The Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than seven (7) days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder, if any, shall be returned to the Backup Bidder not later than three (3) business days after (i) the closing of the transaction with the Successful Bidder (defined herein) for the Assets bid upon by the Backup Bidder and (ii) the Outside Backup Date; provided, however, that if the Back-up Bid becomes the Successful Bid as provided herein, any subsequent breach or failure to perform by the Back-up Bidder may result in the forfeit of the Good Faith Deposit of the Back-up Bidder to the Debtors.. Upon the return of the Good Faith Deposits, their respective owners shall receive any and all interest that may have accrued thereon. If the Successful Bidder consummates the Successful Bid, its Good Faith Deposit shall be credited towards the purchase price set forth in the Successful Bid.
The Consultation Parties
The Debtors shall consult with JP Morgan as agent under the Debtors’ first lien credit facility (the “First Lien Agent”), Credit Suisse as agent under the Debtors’ second lien term loan (the “Second Lien Agent”), the Ad Hoc Group of Second Lienholders, and the Committee (collectively, the “Consultation Parties” and each, a “Consultation Party”) as explicitly provided for in these Bidding Procedures; provided, however, that, in certain circumstances as set forth in these Bidding Procedures, the Debtors shall consult only with the Bid Consultation Parties (as defined below). The “Bid Consultation Parties” shall be all Consultation Parties (and their advisors) other than any Consultation Party (and its advisors) that submits a Bid or has a Bid submitted on its behalf for so long as such Bid remains open. For the avoidance of doubt, the Debtors’ obligation to consult with the Consultation Parties may, in the Debtors’ discretion, be met by (i) consultation solely with the respective advisors to each of the Consultation Parties, as set forth in “Auction Qualification Process – Bid Deadline” above (collectively, the “Consultation Party Advisors”); or (ii) consultation with each of the Consultation Parties and their Consultation Party Advisors at the same time or in separate communications.
Reservation of Rights of the Debtors
Except as otherwise provided in the Purchase Agreement, these Bidding Procedures or the Bidding Procedures Order, the Debtors further reserve the right, in their reasonable business judgment in consultation with the Consultation Parties or, to the extent provided herein, the Bid Consultation Parties to: (i) determine which bidders are Qualified Bidders; (ii) determine which Bids are Qualified Bids; (iii) determine which Qualified Bid is the highest or otherwise best proposal and which is the next highest or otherwise best proposal; (iv) reject, at any time prior to the closing of the Auction or, if no Auction is held, at any time prior to entry of the Sale Order, any Bid that is (a) inadequate or insufficient, (b) not in conformity with the requirements of these Bidding Procedures, the requirements of the Bankruptcy Code or, if applicable, the Intercreditor Agreement, or (c) contrary to the best interests of the Debtors and their estates; (v) waive terms and conditions set forth herein with respect to all potential bidders; (vi) impose additional terms and conditions; (vii) extend the deadlines set forth herein; (viii) continue or cancel the Auction and/or Sale Hearing in open court, or by filing a notice on the docket of the Debtors’ chapter 11 cases, without further notice; and (ix) include any other party as a Consultation Party and attendee at the Auction; and (x) modify the Bidding Procedures and implement additional procedural rules for conducting the Auction so long as such rules are not inconsistent in any material respect with the Bankruptcy Code, the Intercreditor Agreement, if applicable, the Bidding Procedures Order, or any other order of the Court.

Exhibit 1
Purchase Agreement

Exhibit 2
Confidentiality Agreement